As filed with the Securities and Exchange Commission on November 12, 2009
Registration No. 333-161991

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 ON
FORM S-8
TO
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
POSITIVEID CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	06-1637809
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)
SysComm International Corporation 2001 Flexible Stock Plan, as Amended and Restated
(Full title of the plan)
William J. Caragol
President and Chief Financial Officer
PositiveID Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
(561) 805-8008
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Tammy Knight, Esq.
Holland & Knight LLP
One East Broward Boulevard, Suite 1300
Fort Lauderdale, Florida 33301
(954) 468-7939
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount to	Proposed
Title of Each Class of	be	Maximum	Proposed Maximum	Amount of
Securities	Registered	Offering Price Per	Aggregate Offering	Registration
to be Registered	(1)(2)	Share	Price	Fee
Common Stock, $0.01 par value per share	1,367,518	N/A	N/A	N/A

(1)	This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 covers 1,367,518 shares of common stock of PositiveID Corporation, a Delaware corporation, formerly known as VeriChip Corporation (“PositiveID”), originally registered on the Registration Statement on Form S-4 to which this is an amendment. Such shares are issuable pursuant to the SysComm International Corporation 2001 Flexible Stock Plan, as amended and restated (the “Plan”), which Plan and the awards outstanding thereunder were assumed by PositiveID in connection with the merger of a wholly-owned subsidiary of PositiveID with and into Steel Vault Corporation, a Delaware corporation (“Steel Vault”), with Steel Vault continuing as the surviving corporation and a wholly-owned subsidiary of PositiveID. See “Explanatory Note.”

(2)	All filing fees payable in connection with the registration of these shares of PositiveID’s common stock were calculated and paid at the time of the original filing of the Registration Statement on Form S-4 (Registration No. 333-161991), declared effective on October 5, 2009.

EXPLANATORY NOTE
     PositiveID Corporation, a Delaware corporation, formerly known as VeriChip Corporation (“PositiveID”), hereby amends its Registration Statement on Form S-4 (Registration No. 333-161991), which was declared effective on October 5, 2009 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 covering the registration of 1,367,518 shares of PositiveID ‘s common stock, par value $0.01 per share. All such shares are issuable by PositiveID upon the exercise of outstanding stock options granted under the Plan and were originally registered on the Form S-4, which was filed by PositiveID in connection with the merger (the “Merger”) of a wholly-owned subsidiary of PositiveID (“Merger Sub”) with and into Steel Vault with Steel Vault surviving as a wholly-owned subsidiary of PositiveID. At the effective time of the Merger, and pursuant to the Agreement and Plan of Reorganization dated September 4, 2009, as amended, by and among PositiveID, Steel Vault, and Merger Sub (the “Merger Agreement”), PositiveID assumed all of Steel Vault’s obligations under the Plan and each option outstanding thereunder, provided that the obligation to issue shares of PositiveID’s stock, as adjusted to reflect the exchange ratio set forth in the Merger Agreement, was substituted for the obligation to issue shares of Steel Vault common stock.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed with Securities and Exchange Commission, or the SEC, by PositiveID are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:
(a)	Its Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 12, 2009;

(b)	Its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, filed with the SEC on May 14, 2009, June 30, 2009, filed with the SEC on August 13, 2009, and September 30, 2009, filed with the SEC on November 12, 2009;

(c)	Its Current Reports on Form 8-K as filed with the SEC on January 6, 2009, March 4, 2009, March 11, 2009, March 18, 2009, March 30, 2009, May 29, 2009, June 5, 2009, July 23, 2009, August 31, 2009, September 8, 2009, September 9, 2009, September 24, 2009, September 29, 2009, October 1, 2009, October 7, 2009, and November 10, 2009; and

(d)	The description of its common stock contained in the registration statement on Form 8-A/A, filed with the SEC pursuant to the Exchange Act on February 6, 2007, including any amendments or reports filed for the purposes of updating the description of its common stock.

          All documents filed by PositiveID with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that PositiveID is not incorporating by reference any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

          To the extent that any statement in this Registration Statement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this Registration Statement, the statement in this Registration Statement shall control. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
             Not applicable.

Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
     Section 145 also provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     Notwithstanding the instances outlined above where a corporation may indemnify its current and former directors and officers, a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such. Correspondingly, PositiveID has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such.
     PositiveID will indemnify and hold harmless, to the fullest extent authorized or permitted by applicable law, each person (other than a party plaintiff in a proceeding that was not authorized by the board of directors) who is, or is threatened to be made, a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or she is or was a director or officer of PositiveID or, while a director or officer of PositiveID, is or was serving at the request of PositiveID as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss

(including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding. This right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification and advancement of expenses is a contractual right and includes the right to be paid by PositiveID the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL.
     PositiveID may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of PositiveID or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not PositiveID would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Item 7. Exemption From Registration Claimed.
          Not applicable.
Item 8. Exhibits
          The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Syscomm International Corporation 2001 Flexible Stock Plan, as amended and restated

5.1	Opinion of Holland & Knight LLP*

23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1)*

23.2	Consent of Eisner LLP

24.1	Power of Attorney (included on the signature page)

*	Previously filed as an exhibit to PositiveID’s Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 1 on Form S-8.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to PositiveID’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, PositiveID Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on November 12, 2009.

POSITIVEID CORPORATION
/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints Scott R. Silverman and William J. Caragol his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and, stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Scott R. Silverman Scott R. Silverman	Chief Executive Officer and Executive Chairman of the Board of Directors (Principal Executive Officer)	November 12, 2009

/s/ William J. Caragol William J. Caragol	President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 12, 2009

/s/ Jeffrey S. Cobb Jeffrey S. Cobb	Director	November 12, 2009

/s/ Barry M. Edelstein Barry M. Edelstein	Director	November 12, 2009

/s/ Steven R. Foland Steven R. Foland	Director	November 12, 2009

/s/ Michael E. Krawitz Michael E. Krawitz	Director	November 12, 2009

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Syscomm International Corporation 2001 Flexible Stock Plan, as amended and restated

5.1	Opinion of Holland & Knight LLP*

23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1)*

23.2	Consent of Eisner LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	Previously filed as an exhibit to PositiveID’s Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 1 on Form S-8.